UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 15, 2014

MECKLERMEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-26393	06-1542480
(Commission File Number)	(IRS Employer ID Number)

50 Washington Street, Suite 912, Norwalk, Connecticut 06854

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (203) 662-2800

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 15, 2014, Mecklermedia Corporation (the “Company”) completed the closing of the previously announced sale of all of its assets related to the Business (the “Acquired Assets”) to, and the assumption of specified liabilities by, PGM-MB Holdings LLC (“PGM-MB”) pursuant to the terms and conditions of a definitive asset purchase agreement dated as of May 28, 2014, by and among the Company, PGM-MB and Prometheus Global Media, LLC (“Prometheus”) (the “Agreement”) for $8 million in cash. The “Business” refers to the Company’s business of providing online publishing of editorial content, e-commerce offerings, an online job board (including career-oriented services such as freelancer marketplaces), online education and certificate programs for social media, traditional media and creative professionals and bundled subscription services of the foregoing. The Company retained its assets related to its service offerings of trade shows and conferences and research and data services and products. Prometheus, the parent company of PGM-MB, irrevocably guaranteed the full and punctual payment of certain obligations of PGM-MB set forth in the Agreement.

The description of the transaction described in this Item 2.01 does not purport to be complete and is qualified in its entirety by the terms of the Agreement, which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 2, 2014, and is incorporated herein by reference. The press release announcing the closing of the sale of the Acquired Assets is attached hereto as Exhibit 99.1.

The Agreement contains representations and warranties made by the Company to PGM-MB and representations and warranties made by PGM-MB to the Company as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Agreement and information contained in confidential disclosure schedules exchanged by the parties in connection with negotiating the terms of the Agreement. Certain representations and warranties made in the Agreement as of a specified date also may be subject to contractual standards of materiality different from those generally applicable to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. In addition, information concerning the subject matter of the representations and warranties contained in the Agreement may have changed since the date of the Agreement. Accordingly, the Agreement is described in, and incorporated by reference to, this Current Report on Form 8-K only to provide you with information regarding its terms and conditions and not to provide any factual information regarding the Company, PGM-MB or their respective businesses. The representations and warranties in the Agreement and the description of them in this Current Report on Form 8-K should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and documents the Company publicly files with the SEC.

Item 8.01 Other Events.

On August 18, 2014, the Company issued a press release describing the sale of the Acquired Assets of the Company. The full text of the press release is attached hereto as Exhibit 99.1.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press release issued August 18, 2014.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MECKLERMEDIA CORPORATION

Date: August 20, 2014
/s/ Alan M. Meckler
Alan M. Meckler
Chairman and Chief Executive Officer

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